Exhibit 99.1

XERIUM TECHNOLOGIES REGAINS PARTIAL NYSE COMPLIANCE

RALEIGH, N.C., July 8, 2009 – Xerium Technologies, Inc. (NYSE: XRM), a leading global manufacturer of industrial textiles and rolls used primarily in the paper production process, today announced that it has received notice from the New York Stock Exchange (NYSE) that the Company has regained compliance with the exchange’s share price listing requirement.

The NYSE notified the Company that because its closing price and average share price for the 30 days ended June 29, 2009 was above $1.00, it is no longer considered to be below the $1.00 continued listing criterion.

The Company has 18 months from the original non-compliance notification date on December 29, 2008 in which to regain compliance with the NYSE’s revised $50 million market capitalization and $50 million stockholders’ equity requirement. Xerium’s common stock will continue to be listed on the NYSE during the compliance period, subject to quarterly reviews by the exchange to monitor the Company’s progress against its approved plan for continued listing.

About Xerium Technologies

Xerium Technologies, Inc. (NYSE:XRM) is a leading global manufacturer and supplier of two types of consumable products used primarily in the production of paper: clothing and roll covers. The Company, which operates around the world under a variety of brand names, utilizes a broad portfolio of patented and proprietary technologies to provide customers with tailored solutions and products integral to production, all designed to optimize performance and reduce operational costs. With 32 manufacturing facilities in 13 countries around the world, Xerium has approximately 3,400 employees.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. In some cases, forward-looking statements can be identified by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. Undue reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements. Factors that could materially affect our actual results, levels of activity, performance or achievements include the following items: (i) we may not meet the goals set forth in our plan to achieve NYSE compliance; (ii) even if we meet the goals set forth in the plan, we may not be able to achieve compliance with NYSE continued listing standards; (iii) our revenues and profitability could be adversely affected by fluctuations in currency exchange rates; (iv)

our profitability would be reduced by a decline in the prices of our products; (v) our profitability could be adversely affected by fluctuations in interest rates; (vi) we may not be able to develop and market new products successfully or we may not be successful in competing against new technologies developed by competitors; (vii) our credit facility contains restrictive covenants, including covenants requiring compliance with minimum interest coverage and fixed charge coverage ratios and maximum leverage ratios, that will require us to improve our performance over time in order to comply therewith; (viii) we may have insufficient cash to fund growth and unexpected cash needs after satisfying our debt service obligations due to our high degree of leverage and significant debt service obligations; (ix) we are subject to the risk of weaker economic conditions in the locations around the world where we conduct business, including without limitation the current turmoil in the credit markets and the impact of the current global economic crisis on the paper industry; (x) we may be required to incur significant costs to reorganize our operations in response to market changes in the paper industry; (xi) we are subject to the risk of terrorist attacks or an outbreak or escalation of any insurrection or armed conflict involving the United States or any other country in which we conduct business, or any other national or international calamity; (xii) we are subject to any future changes in government regulation; (xiii) we are subject to any changes in U.S. or foreign government policies, laws and practices regarding the repatriation of funds or taxes and (xiv) those other risks described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the period ended December 31, 2008 filed with the Securities and Exchange Commission and subsequent SEC filings. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement in this press release reflects our current views with respect to future events. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

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